Exhibit 10.1

SEPARATION AND SETTLEMENT
AGREEMENT

WIL CASHEN and HUGHESDIETRICH, LLC

and

EMAV HOLDINGS, INC.

EFFECTIVE DATE:
14 NOVEMBER 2014

SEPARATION AND SETTLEMENT AGREEMENT

I
PARTIES

THIS SEPARATION AND SETTLEMENT AGREEMENT (the “Agreement”) is entered into with an effective date of the 14th day of November, 2014 (the “Effective Date”), by and between WIL CASHEN, an individual residing in the State of California (“Cashen”), and HUGHESDIETRICH, LLC, a Delaware limited liability company (the “LLC”); and, EMAV HOLDINGS, INC., a Delaware corporation (“EMAV”). Cashen and LLC are collectively referred to herein as the “Cashen Parties”. Cashen, LLC, and EMAV are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II
RECITALS

A.           EMAV is the corporate parent of Electric Motors and Vehicles Company, a Delaware corporation (“EMAV Sub”). EMAV and EMAV Sub are collectively referred to herein as the “EMAV Companies”.

B.           Cashen previously provided services to and was at various times the controlling officer of Electric Motors Corporation (“EMC”).

C.           Cashen has at various times provided services to the EMAV Companies, it being the understanding of the Parties that Cashen was to devote substantially all of his productive time to and for the benefit of the EMAV Companies.

D.           At no time was Cashen an employee of the EMAV Companies, it being understood by all Parties that Cashen rendered all services in the capacity of an independent contractor, as the term is commonly defined.
E.           The books and records of EMAV reflect that the Cashen Parties have been issued shares of common stock of EMAV (“EMAV Stock”).

F.           The Parties mutually desire for Cashen to separate from the EMAV Companies and to have this Agreement provide the terms and conditions of Cashen’s severance of his relationship with the EMAV Companies and the EMAV Stock the Cashen Parties shall retain.

G.           This Agreement is to specifically encompass all of the claims and related factual and legal circumstances noted above (collectively referred to as the “Background Facts”). As such, it is the intent of the Parties that their respective rights and obligations to each other from this day forward shall be determined exclusively under the terms of this Agreement, and that this Agreement supersedes, amends, and restates any other agreements of any kind between the Parties.

H.           All Parties are desirous of settling any and all disputes and issues between them, and releasing each other from all future liability.

I.           NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III
RELEASE

3.1           Exchange and Hold Harmless. In consideration of the execution of this Agreement, the stock issuance described below to be made by EMAV to Cashen, the satisfaction of the obligations of each of the respective Parties hereunder, and other good and valuable consideration, the receipt and value of which is hereby confirmed,  the Cashen Parties and their respective successors and assigns, and any and all controlled or affiliated entities on the one hand; and, each of the EMAV Companies and their controlled entities on the other hand (the “EMAV Parties”), shall hereby fully, finally, and forever settle and release each other and their respective executors, administrators, successors, assigns, directors, officers, members, managers, owners, affiliates, and attorneys from any and all known and unknown claims of every nature and kind whatsoever, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, and injunctions of any nature whatsoever, whether known or unknown, from all relationships between the Parties, specifically including, but not limited to, the Background Facts (cumulatively referred to as the “Released Claims”).

3.2           Express Waiver of Certain Rights. Each of the Cashen Parties and the EMAV Parties, for himself, itself, their heirs, executors, administrators, successors, and assigns, hereby agree to release, discharge and hold harmless each other and their managers, officers, members, directors, affiliates, attorneys, and each of their successors and assigns from any and all known and unknown claims of every nature and kind whatsoever which they now or hereafter may have with respect to each other and/or the Background Facts, notwithstanding Section 1542 of the California Civil Code, which provides that:

  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

All rights under §1542 of the California Civil Code are hereto expressly, fully, knowingly and intentionally forever waived and relinquished by the Parties.  All Parties hereby acknowledge that each understands the significance and consequences of such specific waiver under §1542 of the California Civil Code, and that each has had the opportunity to seek the advice of legal counsel of their choosing.

3.3           Scope of Cashen’s Release. Cashen further expressly understands that the rights being waived hereunder specifically include, but are not limited to, any and all claims under (as any of the same may be amended from time to time) Title VII of the Civil Rights Act of 1964; Sections 1981 and 1983 of the Civil Rights Act of 1866; Equal Pay Act; Americans with Disabilities Act; Age Discrimination in Employment Act; Employee Retirement Income Security Act; Fair Labor Standards Act; all claims of discrimination or harassment on account of race, sex, sexual orientation, national origin, religion, disability, age, veteran’s status, or any other protected status under any federal or state statute; any federal, state or local law enforcing express or implied employment contracts or covenants of good faith and fair dealing; any federal, state or local laws providing recourse for alleged wrongful discharge or constructive discharge; together with any claim under any other local, state or federal law or constitution governing employment, discrimination or harassment in employment, or the payment of wages or benefits, whether or not now known, suspected or claimed, which Cashen ever had, now has, or may claim to have as of the date of this Agreement.

3.4           After Acquired Information. The Parties acknowledge that they may hereafter discover information, facts, or circumstances different from or in addition to those which they now know or believe to be true. Except as otherwise provided herein to the contrary, this Agreement shall remain in full force and effect in all respects notwithstanding such discovery, and in accordance with the irrevocable waiver and relinquishment of provisions of California Civil Code Section 1542 or otherwise, the Parties expressly accept and assume the risk of such possible additions to or differences from those facts now known or believed to be true.

3.5           Enforceability. The enforceability of this Agreement is conditioned upon each respective Party satisfying its respective obligations hereunder.

3.6           No Prior Assignment of Released Claims. The Parties hereby covenant that none of the Released Claims has been assigned to any other person, and that no other person has any interest in any of the Released Claims. In the event any other person asserts any interest with respect to the Released Claims, then the Party breaching this covenant shall indemnify the Party against whom such claim is asserted for any and all damages, costs, and fees.

 3.7           Specific Exclusion. It is expressly understood that the release contained in this Agreement does not encompass the promises and obligations of the Parties under this Agreement. This Agreement also does not contemplate or include within the release hereunder post-Effective Date intentionally willful, tortious, or criminal acts of either Party, such acts being expressly excluded from this Agreement.

3.8           No Admission of Liability. Notwithstanding the terms and conditions of this Agreement, execution hereof shall in no manner or form constitute the admission of liability or of responsibility by either Party in respect to the Background Facts or otherwise.

3.9           Independent Legal Counsel. The Parties to this Agreement warrant, represent, and agree that in executing this Agreement, they do so with full knowledge of the rights each may have with respect to the other Parties, and that each has received, or has had the opportunity to receive, independent legal advice as to these rights. Each of the Parties has executed this Agreement with full knowledge of these rights, and under no fraud, duress, or undue influence.

IV
WORKING RELATIONSHIP

4.1           Voluntary Separation. The Parties hereby agree that Cashen has voluntarily separated from the EMAV Companies and that he shall owe no further obligations to the EMAV Companies other than as provided for hereunder.

4.2           Resignation of All Positions. As of the Effective Date and as additional consideration hereunder, Cashen shall voluntarily resign any and all positions as an officer, director, and employee he may hold in and with any of the EMAV Companies.

4.3           Offsets and Express Waiver of All Other Amounts. Except as otherwise expressly provided for hereunder, the Parties hereby agree to cancel and eliminate any and all amounts which may be owed to the other, including though not limited to all amounts owed by Cashen to EMC. As such, (i) Cashen hereby acknowledges that the Cashen Parties are not entitled to receive, and will not claim, any further consideration, compensation, payments, reimbursements, damages, rights, benefits, or distributions of any kind (specifically including but not limited to wages and EMAV Stock) from the EMAV Parties, other than as expressly set forth in this Agreement; and, (ii) EMAV hereby acknowledges that the EMAV Parties are not entitled to receive, and will not claim, any further payment of any kind from Cashen, other than as expressly set forth in this Agreement.

4.4           Return of Materials. Within five (5) business days of the Effective Date Cashen shall promptly deliver to EMAV all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, computer disks and data bases, computer programs and reports, computer software, and all other written, graphic and computer generated or stored records relating to the business of the EMAV Companies which are or have been in the possession or under the control of Cashen, in addition to all property owned by the EMAV Companies which is in the possession of or under the control of Cashen.

4.5           Consulting Relationship. During and through the twenty-four (24) months immediately following the Effective Date (the “Consulting Period”) Cashen shall make himself reasonably available to provide consulting services to EMAV (the “Consulting Relationship”). It is the express intention of the Parties that Cashen perform services during the Consulting Period as an independent contractor to EMAV. Nothing in this Agreement shall in any way be construed to constitute Cashen as an agent, employee, or representative of EMAV. Without limiting the generality of the foregoing, Cashen is not authorized to bind EMAV to any liability or obligation or to represent that Cashen has any such authority. During the Consulting Period, upon the request of EMAV, Cashen shall be reasonably available to consult with EMAV on all aspects of EMAV’s business and obligations whether arising prior to or after the Effective Date. EMAV shall compensate Cashen in an amount typically charged for similar services. In the event that Cashen is unable to perform any requested services because he obligated under another employment or working relationship, then Cashen shall not be deemed to be in violation of this Section 4.5.

V
CONFIDENTIALITY AND BUSINESS RELATED COVENANTS

5.1           Non-Disclosure of Business Information. The Cashen Parties shall not at any time, either directly or indirectly, use, divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, any confidential information concerning any matters affecting or relating to the business of the EMAV Companies, including, without limitation, the names, buying habits or practices of any of its customers, its marketing methods and related data, the names of any of its vendors or suppliers, costs of materials, the prices it obtains or has obtained or at which it sells or has sold its products or services, manufacturing and sales, costs, lists or other written records used in the EMAV Companies’ business, compensation paid to employees and other terms of employment, business plans, financial projections and reports, business strategies, internal operating procedures and other confidential business information from which the EMAV Companies might derive an economic or competitive advantage, or any other confidential information of, about or concerning the business of the EMAV Companies, its manner of operation, or other confidential data of any kind, nature, or description, whether or not labeled “secret” or “confidential”. The Parties hereby stipulate that as between them, the foregoing matters are important, material, and confidential trade secrets and affect the successful conduct of the EMAV Companies’ business and its goodwill, and that any breach of any term of this paragraph is a material breach of this Agreement.

5.2           Trade Secrets. The Cashen Parties shall not at any time, either directly or indirectly, use, divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, any of the EMAV Companies’ trade secrets, including without limitation, confidential information; customer lists; information concerning current or any future and proposed work, services or products; the fact that any such work, services or products are planned, under consideration, or in production, as well as any description thereof, computer programs or computer software. The Cashen Parties agree that these restrictions shall also apply to (i) trade secrets belonging to third parties in the possession of the EMAV Companies; and, (ii) trade secrets conceived, originated, discovered, or developed by the EMAV Companies.

5.3           Non-Solicitation of Agents and Employees. During and throughout the forty-eight (48) months immediately following the Effective Date the Cashen Parties shall not, directly or indirectly, cause or induce, or attempt to cause or induce, any agent, consultant, or employee of the EMAV Companies to terminate his or her relationship with the EMAV Companies, as such employment exists at any time following the Effective Date.

5.4           Non-Solicitation of Business. During and throughout the forty-eight (48) months immediately following the Effective Date the Cashen Parties shall not, directly or indirectly, (i) solicit business from any customer of the EMAV parties, to the extent such business relates to a product or service competitive with a product or service of the EMAV Companies; or, (ii) otherwise attempt to induce any such customer of the EMAV Companies to cease doing business with, or to decrease the amount of business such customer does with, the EMAV Companies.

5.5           Intellectual Property. The Parties agree that all trade secrets, inventions, domain names, ownership rights, developments, and all ideas, techniques, inventions, systems, formulas, discoveries, technical information, programs, prototypes and similar developments (collectively, the “Developments”) developed, created, discovered, made, written, or obtained by Cashen in the course of or as a result, directly or indirectly, of performance of his duties to the EMAV Companies, and all related intellectual property, copyrights, patent rights, trade secrets and other forms of protection thereof, shall be and remain the property of the EMAV Companies (collectively, the “Intellectual Property”). Cashen agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be requested by the EMAV Companies to enable EMAV to protect its rights in and to any such Intellectual Property and Developments. Under the Consulting Relationship, Cashen further agrees to provide ongoing access to all of Cashen’s knowledge including, but not limited to, research and development, manufacturing, marketing, finance, general management, legal, regulatory, and corporate history and circumstances related to the Intellectual Property.

5.6           Press Release. The Parties hereby agree that the EMAV Companies may issue a press release as soon as practicable after the Effective Date. The press release shall contain (i) an affirmation by Cashen of his continued support for the business of the EMAV Companies and its management team; and, (ii) a statement of appreciation by EMAV regarding Cashen’s efforts on behalf of the EMAV Companies.

5.7           E-Mail. As of the Effective Date Cashen will (i) cease all use of his EMAVCO E-Mail; and, (ii) deliver to EMAV his password access code to his EMAVCO E-Mail. EMAV will then assume all control over said E-Mail account. For a period of sixty (60) days from the Effective Date all personal E-Mails will be forwarded to Cashen at the E-Mail so designated in writing by Cashen.

5.8           Mutual Non-Disparagement. Following the Effective Date: (i) the Cashen Parties will not make or cause to be made any statements or remarks (including, without limitation, the repetition or distribution of disparaging, derogatory or damaging rumors, allegations, negative reports or comments), whether written, electronic or oral, that are directly or indirectly disparaging, derogatory, or damaging to the EMAV Companies or any of their respective past, current, or future affiliates, officers, directors, stockholders, employees, consultants, advisors, representatives, trustees, subsidiaries, divisions, parent companies, attorneys, clients, or customers or their policies and procedures, business, practices or financial condition; and, (ii) the EMAV Companies will not make or cause to be made any statements or remarks (including, without limitation, the repetition or distribution of disparaging, derogatory or damaging rumors, allegations, negative reports or comments), whether written, electronic or oral, that are directly or indirectly disparaging, derogatory or damaging to the Cashen Parties or any of their past, current or future affiliates, officers, directors, shareholders, employees, consultants, advisors, representatives, trustees, subsidiaries, divisions, parent companies, attorneys, clients or customers or their policies and procedures, business, practices or financial condition. However, the foregoing restrictions shall not apply to any statements by either Party that are made truthfully in response to a subpoena or as otherwise required by applicable law or other legal process, or those made in the context of a confidential professional relationship such as between a Party and legal counsel, accountant, and/or financial advisor.

VI
STOCK PROVISIONS

6.1           Issuance of Settlement Shares. As soon as practicable after the Effective Date though in no event more than ten (10) business days after the Effective Date, EMAV shall issue to Cashen one million (1,000,000) shares of EMAV Stock (the “Settlement Shares”).

6.2           Lock-Up. The Settlement Shares shall be subject to “lock up”, as that term in commonly defined in a securities context, with Cashen not being able to sell any of the Settlement Shares during the fourteen (14) months after the Effective Date. Thereafter, Cashen shall not sell during any thirty (30) day period a total of Settlement Shares in excess of ten thousand (10,000) shares. However, Cashen may participate in any transaction offered to all other stockholders of EMAV.

6.3           Status of Other EMAV Stock. Any and all other shares of EMAV Stock which may have been, in some manner or form, allocated to or held for the benefit of Cashen, will be disposed of in the sole discretion of EMAV. However, no portion of such shares shall be allocated to or for the benefit of Keith A. Rosenbaum (“Rosenbaum”), Spectrum law Group, LLP, or any of their respective controlled entities or affiliated parties.

6.4           General Stock Provisions. The following provisions shall apply to the Settlement Shares:

(a)           The Settlement Shares will be free and clear of all liens and encumbrances, and EMAV confirms that it has full and unrestricted power to issue and deliver the Settlement Shares pursuant to the provisions of this Agreement.

(b)           The Settlement Shares are being acquired by Cashen for Cashen’s own personal account, for investment purposes only, and not with a view to the distribution, resale, or other disposition thereof.

(c)           Cashen is an “accredited investor”, as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, and Cashen shall execute and deliver all documentation prepared and reasonably requested by EMAV in order to confirm such status as an accredited investor.

(d)           Each time Cashen seek to sell a block of at least seven thousand five hundred (7,500) of the Settlement Shares, Cashen shall provide EMAV with a written notice and a right of first refusal to acquire the subject shares. The right of first refusal may be exercised by EMAV within one (1) business day of Cashen’s notice by providing written notice to Cashen.

6.5           Tax Reporting. The Parties agree that the Settlement Shares shall be treated as being issued upon the formation of EMAV Sub. As such, the Settlement Shares shall be treated as having been issued to Cashen in a tax-free transaction under applicable provisions of the Internal Revenue Code o 1986, as amended from time-to-time.

VII
ADDITIONAL REPRESENTATIONS AND OBLIGATIONS

7.1           Independent Legal Counsel. The Parties to this Agreement warrant, represent, and agree that in executing this Agreement, they do so with full knowledge of the rights each may have with respect to the other Parties, and that each has received, or has had the opportunity to receive, independent legal advice as to these rights. Each of the Parties has executed this Agreement with full knowledge of these rights, and under no fraud, duress, or undue influence.

7.2           Disclosure and Waiver of Conflicts.  In connection with the preparation of this Agreement, each of the Parties hereby acknowledge and agree that: (i) SPECTRUM LAW GROUP, LLP, the law firm that prepared this Agreement (“Spectrum”) acted as legal counsel to EMAV; (ii) Cashen has been advised by Spectrum that the interests of the Cashen Parties may be opposed to the interests of the EMAV Companies, and, accordingly, Spectrum’s representation of EMAV may not be in the best interests of the Cashen Parties; and, (iii) Cashen has been advised by Spectrum to retain separate legal counsel. Notwithstanding the foregoing, Cashen expressly (i) consents to Spectrum representing EMAV; (ii) acknowledges that he has been advised to retain separate counsel, and as to any issues as to which he has not done so, has waived his right to do so; and, (iii) forever waives any claim that Spectrum’s representation and continued representation of EMAV constitutes a conflict of interest.

7.3           Execution and Effect of Agreement.

7.3.1.           By the EMAV Companies. Each of the EMAV Companies hereby warrants and represents to Cashen the following:

(a)           Each has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All proceedings have been taken and all authorizations have been secured which are necessary to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly and validly executed and delivered by the EMAV Companies and constitutes the valid and binding obligations of the EMAV Companies, enforceable in accordance with the respective terms.

(b)           The consummation of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not violate (i) any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon the EMAV Companies; (ii) the terms of the Certificate of Incorporation or Bylaws of the EMAV Companies; or, (iii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon the EMAV Companies or to which the EMAV Companies are subject.

 7.3.2.           By the Cashen Parties. Each of the Cashen Parties hereby warrants and represents to EMAV the following:

(a)           Each has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All proceedings have been taken and all authorizations have been secured which are necessary to authorize the execution, delivery, and performance by Cashen of this Agreement. This Agreement has been duly and validly executed and delivered by the Cashen Parties and constitutes the valid and binding obligations of the Cashen Parties, enforceable in accordance with the respective terms.

(b)           The consummation by the Cashen Parties of the transactions herein contemplated, including the execution, delivery, and consummation of this Agreement, will not violate any Requirement of Law applicable to or binding upon the Cashen Parties.

7.4           No Adverse Cooperation. Cashen will not act in any manner that might damage the business of the EMAV Companies. Cashen will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the EMAV Companies and/or any officer, director, employee, agent, representative, stockholder or attorney of the EMAV Companies, unless under a subpoena or other court order to do so or upon the express written consent of EMAV. Cashen further agrees both to immediately notify EMAV upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within two (2) business days of its receipt, a copy of such subpoena or legal discovery device to EMAV.

7.5           Expenses. Each Party shall pay the fees and expenses of such Party’s advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, and shall hold the other Party hereto harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for such fees and expenses.

7.6           Public Disclosures. The Parties agree that with regard to the public disclosure of the transactions envisioned hereunder: (i) if EMAV issues a press release it will be in accordance with Section 5.6; and, (ii) if EMAV files a Form 8-K it will be approved by Cashen prior to filing, with approval not to be unreasonably withheld and which must be issued within 24-hours of sending the draft to Cashen.

7.7           Turbo Chargers.

7.7.1.           General Info. Cashen and other parties were at various times owners of and involved in that certain business known as Turbo Chargers Inc., an Indiana corporation (“Turbo Chargers”). A judgment was obtained against Cashen and Rosenbaum for obligations arising out of Turbo Chargers (the “Rodino Judgment”). Monies were also loaned to Turbo Chargers by Lawrence D. Miller, with collection action being threatened for repayment of the loan (the “Miller Loan”).

7.7.2.           Rodino Judgment. Rosenbaum hereby represents and warrants that the Rodino Judgment has been satisfied or otherwise vacated in full. The EMAV Companies hereby agree to indemnify Cashen and his brother, James Cashen (“James”), against and in respect of all demands, judgments, debts, obligations, interests, liabilities, causes of action, costs, expenses, and injunctions of any nature whatsoever, arising under the Rodino Judgment.

7.7.3.           Miller Loan. Rosenbaum hereby represents and warrants that no further action whatsoever will be taken against Cashen or James related to or arising under the Miller Loan. The EMAV Companies hereby agree to indemnify Cashen and James against and in respect of all demands, judgments, debts, obligations, interests, liabilities, causes of action, costs, expenses, and injunctions of any nature whatsoever, arising under or related to the Miller Loan.

VIII
ADDITIONAL PROVISIONS

8.1           Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or by E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

8.2           Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

8.3           Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

8.4           Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Superior Court of California, County of Orange, shall be the sole jurisdiction and venue for the bringing of such action.

8.5           Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

8.6           Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

8.7           Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses including expert witness fees of the prevailing Party in such amount as the court shall determine. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

8.8             Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

8.9             Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

8.10           Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties.

8.11           Assignability. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

8.12           Time. All Parties agree that time is of the essence as to this Agreement.

8.13           Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

8.14           Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

8.15           Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 8.15.

8.16           Notices.

8.16.1.                      Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

8.16.2.                      Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

8.16.3.                      Address Changes. Any party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 8.16.

8.17           Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 8.20 shall not include any obligation to incur substantial expense or liability.

8.18           Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

IX
EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties, and shall be effective as of and on the Effective Date set forth in Article I, above.

THE PARTIES HAVE CAREFULLY READ THIS ENTIRE AGREEMENT. ITS CONTENTS AND THE RELEASE CONTAINED HEREIN HAVE BEEN FULLY EXPLAINED TO THEM BY THEIR ATTORNEYS, OR THEY HAVE VOLUNTARILY ELECTED NOT TO SEEK THE ADVICE OF AN ATTORNEY. THE PARTIES FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS AGREEMENT. THE ONLY PROMISES OR REPRESENTATIONS MADE TO EACH OF THE PARTIES ABOUT THIS AGREEMENT, OR TO INDUCE THEM TO SIGN THIS AGREEMENT, ARE CONTAINED IN THIS AGREEMENT. THE PARTIES ARE SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

CASHEN:	EMAV:

EMAV HOLDINGS, INC.,
/s/ Wil Cashen	a Delaware corporation
WIL CASHEN

DATED: 11-12-2014	BY: /s/ Keith A. Rosenbaum

LLC:	NAME: Keith A. Rosenbaum

HUGHESDIETRICH, LLC,	TITLE: CEO
a Delaware limited liability company
DATED: 11-14-2014

BY: /s/ Wil Cashen
AS TO SECTION 7.7 ONLY:
NAME: Wil Cashen

TITLE: Manager/Member	/s/ Keith A. Rosenbaum
KEITH A. ROSENBAUM
DATED: 11-12-2014
DATED: 11-14-2014